Exhibit 99.1

Palomar Holdings, Inc. Reports Third Quarter 2022 Results

LA JOLLA, Calif. (November 2, 2022) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $4.3 million, or $0.17 per diluted share, for the third quarter of 2022 compared to $0.2 million, or $0.01 per diluted share, for the third quarter of 2021. Adjusted net income(1) was $7.4 million, or $0.29 per diluted share, for the third quarter of 2022 as compared to $1.7 million, or $0.07 per diluted share, for the third quarter of 2021.

Third Quarter 2022 Highlights

●	Gross written premiums increased by 66.2% to $253.1 million compared to $152.3 million in the third quarter of 2021
●	Net income of $4.3 million, compared to $0.2 million in the third quarter of 2021
●	Adjusted net income(1) of $7.4 million, compared to $1.7 million in the third quarter of 2021
●	Total loss ratio of 39.6% compared to 44.0% in the third quarter of 2021
●	Combined ratio of 94.8% compared to 102.8% in the third quarter of 2021
●	Adjusted combined ratio(1) of 90.3%, compared to 100.2% in the third quarter of 2021
●	Annualized return on equity of 4.6%, compared to 0.3% in the third quarter of 2021
●	Annualized adjusted return on equity(1) of 7.9%, compared to 1.8% in the third quarter of 2021

(1)See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, “I am very proud of our third quarter results as they are a further testament to our commitment to profitable growth and our execution of Palomar 2X – our intermediate term strategic plan of doubling our adjusted underwriting income while achieving a 20% adjusted return on equity. We grew the gross written premium of the business by 66%, and despite incurring a full retention loss from Hurricane Ian, we generated an adjusted ROE of 10% when adding back realized and unrealized gains and losses from our investment portfolio. The quarter’s results validate the resilience of our model as the business grew adjusted net income by 328% from the prior year.”

“Ian will go down as a historic storm and our thoughts and prayers are with all of those impacted by the storm. From a business perspective, we are pleased that our losses should under index the industry due to the underwriting actions we’ve implemented over the last few years that have meaningfully reduced our continental hurricane exposure.”

“The growing contributions in the quarter of our newer business lines such as inland marine and casualty have further catalyzed Palomar 2X. While our results led to a modestly higher attritional loss ratio than plan, it is worth noting that 29% of these attritional losses were from lines of business that we have exited or restructured. As such, we at Palomar strongly feel that our third quarter performance demonstrates our sustained execution of Palomar 2X and we believe we are well-positioned for further profitable growth over the remainder of 2022 and into 2023,” concluded Mr. Armstrong.

Underwriting Results

Gross written premiums increased 66.2% to $253.1 million compared to $152.3 million in the third quarter of 2021, while net earned premiums increased 20.4% compared to the prior year’s third quarter.

Losses and loss adjustment expenses for the third quarter were $30.9 million including $18.4 million of non-catastrophe attritional losses, and $12.5 million of catastrophe losses from Hurricane Ian. The loss ratio for the quarter was 39.6%, comprised of a catastrophe loss ratio(1) of 16.0% and an attritional loss ratio of 23.6%, compared to a loss ratio of 44.0% during the same period last year comprised of a catastrophe loss ratio(1) of 27.0% and an attritional loss ratio of 17.0%.

The third quarter catastrophe loss results include a full retention loss from Hurricane Ian. The expected losses from Hurricane Ian also result in additional ceded reinsurance premium of $3.1 million, with $1.3 million recognized in the third quarter of 2022 and the remaining $1.8 million recognized over the remaining term of the June 1, 2022 reinsurance treaty.

Non-catastrophe losses and loss ratio increased mainly due to the growth of lines of business subject to attritional losses, such as Inland Marine, Casualty, and Commercial All Risk.  The attritional loss ratio for the quarter was modestly higher than the annualized loss ratio previously targeted. Higher than projected premium from new lines of business central to the success of Palomar 2X contributed to the loss totals.  Additionally, approximately $5.3 million or 29% of the of the losses for the quarter were from lines of business in runoff or restructured.

Underwriting income(1) was $4.1 million resulting in a combined ratio of 94.8% compared to an underwriting loss of $1.8 million and a combined ratio of 102.8% during the same period last year. Excluding expenses related to transactions, stock-based compensation, and amortization of intangibles, the Company’s adjusted underwriting income(1) was $7.5 million resulting in an adjusted combined ratio(1) of 90.3% in the third quarter compared to an adjusted underwriting loss(1) of $0.2 million and an adjusted combined ratio(1) of 100.2% during the same period last year. The adjusted underwriting income(1) increased and the adjusted combined ratio(1) decreased primarily due to the combination of higher underwriting revenue(1) and lower expense ratio and loss ratio compared to the prior year’s third quarter.

Investment Results

Net investment income increased by 67.4% to $3.7 million compared to $2.2 million in the prior year’s third quarter. The year over year increase was a result of a higher average balance of investments held during the three months ended September 30, 2022 due to cash generated from operations and higher yields on fixed income investments. Funds are generally invested conservatively in high quality securities, including government agency, asset and mortgage-backed securities, municipal and corporate bonds with an average credit quality of "A1/A+" with a small portion of our portfolio invested in equity securities. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.03 years at September 30, 2022. Cash and invested assets totaled $541.8 million at September 30, 2022. During the third quarter, the Company recorded realized and unrealized losses of $2.4 million as compared to realized and unrealized losses of $0.3 million in last year’s third quarter due primarily to higher mark-to-market losses on equity securities.

Tax Rate

The effective tax rate for the three months ended September 30, 2022 was 17.5% compared to negative 101.6% for the three months ended September 30, 2021. For the current quarter and prior year quarter, the Company’s income tax rate was lower than the statutory rate of 21% due primarily to the tax impact of the permanent component of employee stock option exercises.

Stockholders’ Equity and Returns

Stockholders' equity was $367.8 million at September 30, 2022, compared to $377.8 million at September 30, 2021. For the three months ended September 30, 2022, the Company’s annualized return on equity was 4.6% compared to 0.3% for the same period in the prior year while adjusted return on equity(1) was 7.9% compared to 1.8% for the same period in the prior year.  During the current quarter, the Company repurchased 52,185 shares for $3.0 million of the Company’s previously announced $100 million share repurchase authorization. As of September 30, 2022, $76.7 million remains available for future repurchases.

2022 Outlook

For 2022 the Company expects to achieve full year adjusted net income of $82 million to $85 million. The range includes additional reinsurance expense resulting from Hurricane Ian and excludes catastrophes and realized and unrealized gains and losses.

Conference Call

As previously announced, Palomar will host a conference call Thursday November 3, 2022, to discuss its third quarter 2022 results at 12:00 p.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar Third Quarter 2022 Earnings Conference Call. A replay will be available starting at 3:00 p.m. (Eastern Time) on November 3, 2022, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13732950. The replay will be available until 11:59 p.m. (Eastern Time) on November 10, 2022.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd., Palomar Insurance Agency, Inc. and Palomar Excess and Surplus Insurance Company (“PESIC”). Palomar is an innovative insurer serving residential and commercial clients in specialty markets including the market for earthquake insurance. Palomar’s insurance subsidiaries, Palomar Specialty Insurance Company, Palomar Specialty Reinsurance Company Bermuda Ltd., and Palomar Excess and Surplus Insurance Company, have a financial strength rating of “A-” (Excellent) from A.M. Best.

To learn more, visit PLMR.com.

Follow Palomar on Facebook, LinkedIn and Twitter: @PLMRInsurance

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses.  See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results:

The following table summarizes the Company’s results for the three months ended September 30, 2022 and 2021:

	Three months ended
	September 30,
	2022	2021	Change	% Change

	($ in thousands, except per share data)
Gross written premiums	$253,128	$152,332	$100,796	66.2%
Ceded written premiums	(161,930)	(58,073)	(103,857)	178.8%
Net written premiums	91,198	94,259	(3,061)	(3.2)%
Net earned premiums	77,942	64,720	13,222	20.4%
Commission and other income	1,362	1,018	344	33.8%
Total underwriting revenue (1)	79,304	65,738	13,566	20.6%
Losses and loss adjustment expenses	30,900	28,475	2,425	8.5%
Acquisition expenses	27,210	26,412	798	3.0%
Other underwriting expenses	17,114	12,652	4,462	35.3%
Underwriting income (loss) (1)	4,080	(1,801)	5,881	NM
Interest expense	(270)	—	(270)	NM
Net investment income	3,744	2,236	1,508	67.4%
Net realized and unrealized losses on investments	(2,356)	(313)	(2,043)	NM
Income before income taxes	5,198	122	5,076	NM
Income tax expense (benefit)	912	(124)	1,036	NM
Net income	$4,286	$246	$4,040	NM
Adjustments:
Expenses associated with transactions	45	—	45	NM
Stock-based compensation expense	3,092	1,525	1,567	102.8%
Amortization of intangibles	313	115	198	172.4%
Tax impact	(376)	(166)	(210)	126.5%
Adjusted net income (1)	$7,360	$1,720	$5,640	NM
Key Financial and Operating Metrics
Annualized return on equity	4.6%	0.3%
Annualized adjusted return on equity (1)	7.9%	1.8%
Loss ratio	39.6%	44.0%
Expense ratio	55.1%	58.8%
Combined ratio	94.8%	102.8%
Adjusted combined ratio (1)	90.3%	100.2%
Diluted earnings per share	$0.17	$0.01
Diluted adjusted earnings per share (1)	$0.29	$0.07
Catastrophe losses	$12,500	$17,487
Catastrophe loss ratio (1)	16.0%	27.0%
Adjusted combined ratio excluding catastrophe losses (1)	74.3%	73.2%
Adjusted underwriting income (loss) (1)	$7,530	$(161)	$7,691	NM
NM - not meaningful

(1)- Indicates Non-GAAP financial measure- see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

The following table summarizes the Company’s results for the nine months ended September 30, 2022 and 2021:

	Nine months ended
	September 30,
	2022	2021	Change	% Change

	($ in thousands, except per share data)
Gross written premiums	$642,751	$385,267	$257,484	66.8%
Ceded written premiums	(374,109)	(153,005)	(221,104)	144.5%
Net written premiums	268,642	232,262	36,380	15.7%
Net earned premiums	234,239	165,988	68,251	41.1%
Commission and other income	3,129	2,735	394	14.4%
Total underwriting revenue (1)	237,368	168,723	68,645	40.7%
Losses and loss adjustment expenses	60,251	31,288	28,963	92.6%
Acquisition expenses	83,928	68,150	15,778	23.2%
Other underwriting expenses	51,233	39,438	11,795	29.9%
Underwriting income (1)	41,956	29,847	12,109	40.6%
Interest expense	(475)	—	(475)	NM
Net investment income	9,462	6,649	2,813	42.3%
Net realized and unrealized losses on investments	(8,369)	(752)	(7,617)	NM
Income before income taxes	42,574	35,744	6,830	19.1%
Income tax expense	9,163	6,529	2,634	40.3%
Net income	$33,411	$29,215	$4,196	14.4%
Adjustments:
Expenses associated with transactions	130	411	(281)	(68.4)%
Stock-based compensation expense	8,556	3,370	5,186	153.9%
Amortization of intangibles	942	704	238	33.8%
Expenses associated with catastrophe bond, net of rebate	1,992	1,698	294	17.3%
Tax impact	(1,395)	(1,156)	(239)	20.7%
Adjusted net income (1)	$43,636	$34,242	$9,394	27.4%
Key Financial and Operating Metrics
Annualized return on equity	11.7%	10.5%
Annualized adjusted return on equity (1)	15.3%	12.3%
Loss ratio	25.7%	18.8%
Expense ratio	56.4%	63.2%
Combined ratio	82.1%	82.0%
Adjusted combined ratio (1)	77.1%	78.3%
Diluted earnings per share	$1.29	$1.12
Diluted adjusted earnings per share (1)	$1.69	$1.31
Catastrophe losses	$13,529	$6,719
Catastrophe loss ratio (1)	5.8%	4.0%
Adjusted combined ratio excluding catastrophe losses (1)	71.4%	74.2%
Adjusted underwriting income (1)	$53,576	$36,030	$17,546	48.7%
NM- not meaningful

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	September 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $530,992 in 2022; $426,122 in 2021)	$476,794	$432,682
Equity securities, at fair value (cost: $42,111 in 2022; $31,834 in 2021)	35,468	33,261
Total investments	512,262	465,943
Cash and cash equivalents	29,471	50,284
Restricted cash	73	87
Accrued investment income	3,333	2,725
Premiums receivable, net	186,850	88,012
Deferred policy acquisition costs, net of ceding commissions	57,000	55,953
Reinsurance recoverable on unpaid losses and loss adjustment expenses	131,575	127,947
Reinsurance recoverable on paid losses and loss adjustment expenses	45,393	29,368
Ceded unearned premiums	182,657	58,315
Prepaid expenses and other assets	46,414	37,072
Deferred tax assets, net	12,200	—
Property and equipment, net	663	527
Intangible assets, net	8,575	9,501
Total assets	$1,216,466	$925,734
Liabilities and stockholders' equity
Liabilities:
Accounts payable and other accrued liabilities	$20,655	$21,284
Reserve for losses and loss adjustment expenses	205,823	173,366
Unearned premiums	443,463	284,665
Ceded premium payable	145,918	37,460
Funds held under reinsurance treaty	6,362	10,882
Deferred tax liabilities, net	—	3,908
Borrowings from credit agreements	26,400	—
Total liabilities	848,621	531,565
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 25,229,486 and 25,428,929 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	3	3
Additional paid-in capital	330,381	318,902
Accumulated other comprehensive income (loss)	(42,629)	5,312
Retained earnings	80,090	69,952
Total stockholders' equity	367,845	394,169
Total liabilities and stockholders' equity	$1,216,466	$925,734

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Gross written premiums	$253,128	$152,332	$642,751	$385,267
Ceded written premiums	(161,930)	(58,073)	(374,109)	(153,005)
Net written premiums	91,198	94,259	268,642	232,262
Change in unearned premiums	(13,256)	(29,539)	(34,403)	(66,274)
Net earned premiums	77,942	64,720	234,239	165,988
Net investment income	3,744	2,236	9,462	6,649
Net realized and unrealized losses on investments	(2,356)	(313)	(8,369)	(752)
Commission and other income	1,362	1,018	3,129	2,735
Total revenues	80,692	67,661	238,461	174,620
Expenses:
Losses and loss adjustment expenses	30,900	28,475	60,251	31,288
Acquisition expenses	27,210	26,412	83,928	68,150
Other underwriting expenses	17,114	12,652	51,233	39,438
Interest expense	270	—	475	—
Total expenses	75,494	67,539	195,887	138,876
Income before income taxes	5,198	122	42,574	35,744
Income tax expense (benefit)	912	(124)	9,163	6,529
Net income	4,286	246	33,411	29,215
Other comprehensive income (loss), net:
Net unrealized losses on securities available for sale for the three and nine months ended September 30, 2022 and 2021, respectively	(15,412)	(1,655)	(47,941)	(5,144)
Net comprehensive income (loss)	$(11,126)	$(1,409)	$(14,530)	$24,071
Per Share Data:
Basic earnings per share	$0.17	$0.01	$1.32	$1.15
Diluted earnings per share	$0.17	$0.01	$1.29	$1.12

Weighted-average common shares outstanding:
Basic	25,209,368	25,388,630	25,258,333	25,473,006
Diluted	25,787,625	26,043,680	25,808,387	26,133,664

Underwriting Segment Data

The Company has a single reportable segment and offers primarily property and casualty insurance products. Gross written premiums (GWP) by product, location and company are presented below:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021

	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Product
Fronting Premiums	$82,232	32.5%	$—	0.0%	$154,232	24.0%	$—	0.0%
Residential Earthquake	59,569	23.5%	50,075	32.9%	159,995	24.9%	128,165	33.3%
Commercial Earthquake	32,647	12.9%	27,433	18.0%	90,894	14.1%	66,052	17.1%
Inland Marine	30,842	12.2%	19,532	12.8%	72,214	11.2%	39,047	10.1%
Casualty	12,888	5.1%	2,868	1.9%	25,697	4.0%	5,504	1.4%
Hawaii Hurricane	9,425	3.7%	8,996	5.9%	24,579	3.8%	22,921	6.0%
Commercial All Risk	9,224	3.6%	6,867	4.5%	41,647	6.5%	30,032	7.8%
Residential Flood	3,871	1.5%	3,228	2.1%	10,448	1.6%	8,377	2.2%
Specialty Homeowners	(94)	(0.0)%	19,881	13.1%	30,082	4.7%	53,018	13.8%
Other	12,524	5.0%	13,452	8.8%	32,963	5.1%	32,151	8.4%
Total Gross Written Premiums	$253,128	100.0%	$152,332	100.0%	$642,751	100.0%	$385,267	100.0%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021

	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
State
California	$131,016	51.8%	$72,505	47.6%	$292,865	45.6%	$180,142	46.8%
Texas	26,234	10.4%	19,715	13.0%	71,499	11.1%	48,142	12.5%
Washington	13,573	5.4%	7,180	4.7%	29,391	4.6%	15,931	4.1%
Hawaii	10,998	4.3%	10,342	6.8%	29,729	4.6%	26,312	6.8%
Oregon	7,738	3.1%	3,964	2.6%	16,483	2.6%	9,686	2.5%
Florida	7,445	2.9%	7,203	4.7%	27,216	4.2%	24,958	6.5%
Illinois	4,204	1.7%	2,893	1.9%	13,153	2.1%	8,668	2.3%
New York	3,738	1.5%	618	0.4%	8,401	1.3%	1,273	0.3%
Other	48,182	19.0%	27,912	18.3%	154,014	24.0%	70,155	18.2%
Total Gross Written Premiums	$253,128	100.0%	$152,332	100.0%	$642,751	100.0%	$385,267	100.0%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021

	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Subsidiary
PSIC	$136,814	54.0%	$110,875	72.8%	$357,156	55.6%	$285,991	74.2%
PESIC	116,314	46.0%	41,457	27.2%	285,595	44.4%	99,276	25.8%
Total Gross Written Premiums	$253,128	100.0%	$152,332	100.0%	$642,751	100.0%	$385,267	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2022	2021	Change	% Change	2022	2021	Change	% Change

	($ in thousands)				($ in thousands)
Gross earned premiums	$186,938	$117,276	$69,662	59.4%	$484,005	$311,088	$172,917	55.6%
Ceded earned premiums	(108,996)	(52,556)	(56,440)	107.4%	(249,766)	(145,100)	(104,666)	72.1%
Net earned premiums	$77,942	$64,720	$13,222	20.4%	$234,239	$165,988	$68,251	41.1%

Net earned premium ratio	41.7%	55.2%			48.4%	53.4%

Loss detail

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2022	2021	Change	% Change	2022	2021	Change	% Change

	($ in thousands)				($ in thousands)
Catastrophe losses	$12,500	$17,487	$(4,987)	(28.5)%	$13,529	$6,719	$6,810	101.4%
Non-catastrophe losses	18,400	10,988	7,412	67.5%	46,722	24,569	22,153	90.2%
Total losses and loss adjustment expenses	$30,900	$28,475	$2,425	8.5%	$60,251	$31,288	$28,963	92.6%

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$55,769	$23,633	$45,419	$34,470
Add: Incurred losses and LAE, net of reinsurance, related to:
Current year	30,904	28,286	58,703	34,202
Prior years	(4)	189	1,548	(2,914)
Total incurred	30,900	28,475	60,251	31,288
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	7,873	2,787	13,762	3,407
Prior years	4,548	2,678	17,660	15,708
Total payments	12,421	5,465	31,422	19,115
Reserve for losses and LAE net of reinsurance recoverables at end of period	74,248	46,643	74,248	46,643
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	131,575	129,044	131,575	129,044
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$205,823	$175,687	$205,823	$175,687

Reconciliation of Non-GAAP Financial Measures

For the three and nine months ended September 30, 2022 and 2021, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Total revenue	$80,692	$67,661	$238,461	$174,620
Net investment income	(3,744)	(2,236)	(9,462)	(6,649)
Net realized and unrealized (gains) losses on investments	2,356	313	8,369	752
Underwriting revenue	$79,304	$65,738	$237,368	$168,723

Underwriting income and adjusted underwriting income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Income before income taxes	$5,198	$122	$42,574	$35,744
Net investment income	(3,744)	(2,236)	(9,462)	(6,649)
Net realized and unrealized (gains) losses on investments	2,356	313	8,369	752
Interest expense	270	—	475	—
Underwriting income	$4,080	$(1,801)	$41,956	$29,847
Expenses associated with transactions	45	—	130	411
Stock-based compensation expense	3,092	1,525	8,556	3,370
Amortization of intangibles	313	115	942	704
Expenses associated with catastrophe bond, net of rebate	—	—	1,992	1,698
Adjusted underwriting income	$7,530	$(161)	$53,576	$36,030

Adjusted net income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Net income	$4,286	$246	$33,411	$29,215
Adjustments:
Expenses associated with transactions	45	—	130	411
Stock-based compensation expense	3,092	1,525	8,556	3,370
Amortization of intangibles	313	115	942	704
Expenses associated with catastrophe bond, net of rebate	—	—	1,992	1,698
Tax impact	(376)	(166)	(1,395)	(1,156)
Adjusted net income	$7,360	$1,720	$43,636	$34,242

Annualized adjusted return on equity

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

	($ in thousands)		($ in thousands)

Annualized adjusted net income	$29,441	$6,880	$58,181	$45,656
Average stockholders' equity	$372,955	$377,260	$381,007	$370,745
Annualized adjusted return on equity	7.9%	1.8%	15.3%	12.3%

Adjusted combined ratio

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

	($ in thousands)		($ in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$73,862	$66,521	$192,283	$136,141
Denominator: Net earned premiums	$77,942	$64,720	$234,239	$165,988
Combined ratio	94.8%	102.8%	82.1%	82.0%
Adjustments to numerator:
Expenses associated with transactions	$(45)	$—	$(130)	$(411)
Stock-based compensation expense	(3,092)	(1,525)	(8,556)	(3,370)
Amortization of intangibles	(313)	(115)	(942)	(704)
Expenses associated with catastrophe bond, net of rebate	—	—	(1,992)	(1,698)
Adjusted combined ratio	90.3%	100.2%	77.1%	78.3%

Diluted adjusted earnings per share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

	(in thousands, except per share data)		(in thousands, except per share data)

Adjusted net income	$7,360	$1,720	$43,636	$34,242
Weighted-average common shares outstanding, diluted	25,787,625	26,043,680	25,808,387	26,133,664
Diluted adjusted earnings per share	$0.29	$0.07	$1.69	$1.31

Catastrophe loss ratio

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

	($ in thousands)		($ in thousands)
Numerator: Losses and loss adjustment expenses	$30,900	$28,475	$60,251	$31,288
Denominator: Net earned premiums	$77,942	$64,720	$234,239	$165,988
Loss ratio	39.6%	44.0%	25.7%	18.8%

Numerator: Catastrophe losses	$12,500	$17,487	$13,529	$6,719
Denominator: Net earned premiums	$77,942	$64,720	$234,239	$165,988
Catastrophe loss ratio	16.0%	27.0%	5.8%	4.0%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

	($ in thousands)		($ in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$73,862	$66,521	$192,283	$136,141
Denominator: Net earned premiums	$77,942	$64,720	$234,239	$165,988
Combined ratio	94.8%	102.8%	82.1%	82.0%
Adjustments to numerator:
Expenses associated with transactions	$(45)	$—	$(130)	$(411)
Stock-based compensation expense	(3,092)	(1,525)	(8,556)	(3,370)
Amortization of intangibles	(313)	(115)	(942)	(704)
Expenses associated with catastrophe bond, net of rebate	—	—	(1,992)	(1,698)
Catastrophe losses	(12,500)	(17,487)	(13,529)	(6,719)
Adjusted combined ratio excluding catastrophe losses	74.3%	73.2%	71.4%	74.2%

Tangible Stockholders’ equity

	September 30,	December 31,
	2022	2021

	(in thousands)
Stockholders' equity	$367,845	$394,169
Intangible assets	(8,575)	(9,501)
Tangible stockholders' equity	$359,270	$384,668